                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              MBT FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               MBT FINANCIAL CORP.


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 2, 2002



TO THE SHAREHOLDERS OF MBT FINANCIAL CORP.:

         The Annual Meeting of Shareholders of MBT Financial Corp. will be held at Monroe Bank & Trust's Executive Conference Center, 28 South Macomb Street, Monroe, Michigan 48161 on Thursday, May 2, 2002, at 10:00 a.m. (local time), for the following purposes:

1. ELECTION OF DIRECTORS - To elect ten directors of MBT Financial Corp.; and

2. To transact such other business as may properly come before the meeting or any adjournment of it.

   Only shareholders of record at the close of business on March 11, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                      By order of the Board of Directors,



                                      /s/ Ronald D. LaBeau
                                      Ronald D. LaBeau, President





     YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                               MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 2, 2002

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of MBT Financial Corp. ("MBT" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 3, 2002.

         At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Thomas
J. Bruck, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SOLICITATION OF PROXIES

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

         The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 2, 2002, at 10:00 a.m., local time, at Monroe Bank & Trust's Executive Conference Center, 28 South Macomb Street, Monroe, Michigan.

RECORD DATE; VOTING RIGHTS

         Each common share entitles its record owner to one vote on all matters at the Annual Meeting.

         The close of business on March 11, 2002 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 1,325 record holders of the Corporation's common shares and 19,752,542 of the Corporation's common shares outstanding as of the Record Date.

         The presence in person or by proxy of a majority of the outstanding shares of the Corporation entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

         The ten nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

         The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of December 31, 2001.


                                        COMMON SHARES
       NAME OF BENEFICIAL OWNER           OWNED (1)            PERCENT OF CLASS
       ------------------------           ---------            ----------------

Thomas J. Bruck                          201,579 (2)                 1.0%
Connie S. Cape                             7,472 (3)                  *
Eugene D. Greutman                        64,867 (4)                  *
Ronald J. Gruber                          10,772 (5)                  *
Thomas M. Huner                           23,572 (6)                  *
Gerald L. Kiser                            3,572 (7)                  *
Ronald D. LaBeau                          73,158 (8)                  *
Rocque E. Lipford                         24,966 (9)                  *

Herbert J. Lock                           18,178 (10)                 *
William D. McIntyre, Jr.                  69,828 (11)                 *
Michael J. Miller                         22,941 (12)                 *
James E. Morr                             58,721 (13)                 *
Richard A. Sieb                           74,258 (14)                 *
Philip P. Swy                              5,258 (15)                 *

All Directors and Executive              659,142                     3.3%
Officers as a Group
(15 in group)

* Ownership is less than 1% of the class.
----------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
(2) Includes 165,898 shares subject to shared voting and investment power and 13,067 shares subject to options, which are presently exercisable.
(3) Includes 1,600 shares subject to shared voting and investment power and 1,572 shares subject to options, which are presently exercisable.
(4) Includes 51,800 shares subject to shared voting and investment power and 13,067 shares subject to options, which are presently exercisable.
(5)  Includes 1,572 shares subject to options, which are presently exercisable.
(6) Includes 10,424 shares subject to shared voting and investment power and 1,572 shares subject to options, which are presently exercisable.
(7)  Includes 1,572 shares subject to options, which are presently exercisable.
(8) Includes 10,946 shares subject to shared voting and investment power and 23,334 shares subject to options, which are presently exercisable.
(9) Includes 400 shares subject to shared voting and investment power and 1,572 shares subject to options, which are presently exercisable.
(10) Includes 950 shares subject to shared voting and investment power and 11,600 shares subject to options, which are presently exercisable.
(11) Includes 1,572 shares subject to options, which are presently exercisable.
(12) Includes 21,369 shares subject to shared voting and investment power and 1,572 shares subject to options, which are presently exercisable.
(13) Includes 4,324 shares subject to shared voting and investment power and 13,067 shares subject to options, which are presently exercisable.
(14) Includes 55,490 shares subject to shared voting and investment power and 1,572 shares subject to options, which are presently exercisable.
(15) Includes 1,258 shares subject to options, which are presently exercisable.

         As of December 31, 2001, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:


             NAME AND ADDRESS OF
              BENEFICIAL OWNER                       COMMON SHARES OWNED              PERCENT OF CLASS

Monroe Bank & Trust
102 East Front Street
Monroe, Michigan 48161                                  6,226,479 (1)                       31.5%




(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Monroe Bank & Trust. As fiduciary, Monroe Bank & Trust has sole power to dispose of 3,944,908 of these shares, shared power to dispose of 2,281,571 of these shares, sole power to vote 3,944,908 of these shares, and shared power to vote 2,281,571 of these shares.


                               ELECTION OF DIRECTORS

         The number of directors of the Corporation has been fixed at ten. At the Annual Meeting, ten directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2003, or until their successors shall be duly elected.

         The nominees for election at the Annual Meeting are Connie S. Cape, Ronald J. Gruber, Thomas M. Huner, Gerald L. Kiser, Ronald D. LaBeau, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Richard A. Sieb and Philip
P. Swy, each of whom is currently a director of the Corporation.

NOMINEES

         The name of the nominees for election to MBT's Board of Directors and information about them is set forth below.



                                                PRINCIPAL OCCUPATION FOR PAST FIVE    DIRECTOR
NAME                                AGE                       YEARS                     SINCE

Connie S. Cape                      51         Health Care Consultant                   2000
                                               (2000-present); Vice President
                                               Finance/Chief Financial Officer,
                                               Mercy Memorial Hospital (1997-2000)

Ronald J. Gruber                    62         President, MMB Group, Inc., a            1995
                                               venture capital company (1998 -
                                               present); Chief Executive Officer &
                                               Managing Director, Brandenburg
                                               Securities, Ltd., an investment
                                               banking firm (1997)

Thomas M. Huner                     52         President, Thomas M. Huner               2000
                                               Builders, a home building company



Gerald L. Kiser                     55         President and Chief Operating            2000
                                               Officer (1997 - present), Executive
                                               Vice President and Chief Operating
                                               Officer (1997), Vice President -
                                               Operations (1997), La-Z-Boy Inc., a
                                               furniture manufacturer; Director,
                                               La-Z-Boy Inc.

Ronald D. LaBeau                    58         President and Chief Executive            1998
                                               Officer (1999 - present), Executive
                                               Vice President & Senior Loan
                                               Officer (1998), Vice President,
                                               Loans & Business Development
                                               (1997), Monroe Bank & Trust

Rocque E. Lipford                   63         Attorney and Partner, Miller,            1981
                                               Canfield, Paddock and Stone,
                                               P.L.C.; Director, La-Z-Boy Inc.

William D. McIntyre, Jr.            66         President and Chief Executive            1971
                                               Officer, Allegra Network, LLC, a
                                               franchisor of printing businesses
                                               (2000-present); President & Chief
                                               Executive Officer, American Speedy
                                               Printing Centers, Inc., a printing
                                               shop franchisor (1997-2000)

Michael J. Miller                   53         Chief Executive Officer, Floral          2000
                                               City Beverage, a beer wholesaler

Richard A. Sieb                     70         President, Sieb Plumbing & Heating       1993
                                               Inc. and President, Nortel Inc., a
                                               recreational bowling establishment

Philip P. Swy                       48         President, Michigan Tube Swagers &       1997
                                               Fabricators, Inc., a hospitality
                                               table and chair manufacturer and
                                               marketer



         There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

         The Board of Directors of MBT met 14 times in 2001. In 2001, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

                             COMMITTEES OF THE BOARD

         The Board of Directors of MBT has established the following standing audit, compensation and nominating committees, with membership noted:

         AUDIT COMMITTEE.  (Mr. Swy, Chairman, and Messrs. Huner and Kiser.)

         The Audit Committee met 12 times during 2001. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of MBT and Monroe Bank & Trust for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring MBT's and Monroe Bank & Trust's financial and accounting organization and financial reporting.

         COMPENSATION COMMITTEE. (Mr. Sieb, Chairman, and Messrs. Kiser, LaBeau, McIntyre, Miller and Swy.)

         The Compensation Committee met 2 times in 2001. The Compensation Committee has the responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the directors and executive officers of MBT. The Compensation Committee's report on executive compensation matters for 2001 appears under the caption "Compensation Committee Report on Executive Compensation". Mr. LaBeau does not participate in any decisions of the Compensation Committee regarding his compensation as an executive officer.

         NOMINATING/GOVERNANCE COMMITTEE. (Mr. Lipford, Chairman, Ms. Cape and Messrs. Gruber, Huner and LaBeau.)

         The Nominating/Governance Committee did not meet during 2001. The Nominating/Governance Committee of the Corporation serves as the nominating committee of the Board. The Nominating/Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies.

         The Board has fixed the number of directors for the term beginning at this year's Annual Meeting at ten and has nominated ten individuals for election as director.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the MBT's Board of Directors is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards and operates under a written charter adopted by the Board of Directors. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Corporation's independent accountants also provided to the Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiary is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Philip P. Swy, Chairman
Thomas M. Huner
Gerald L. Kiser

         MBT's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to MBT and its subsidiary for the year 2001.

         Audit Fees                                          $110,000

         Financial Information Systems Design and            $0
         Implementation Fees

         All Other Fees                                      $104,049

                             EXECUTIVE COMPENSATION
                             AND OTHER INFORMATION

         GENERAL. The following information relates to compensation of management for the years ended December 31, 2001, 2000 and 1999, unless otherwise noted below. This information includes compensation of management by Monroe Bank & Trust. On July 1,

2000 Monroe Bank & Trust was reorganized into a bank holding company structure, with MBT as the bank holding company for Monroe Bank & Trust.


         EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for MBT's Chief Executive Officer and the four highest paid executive officers, as well as the total compensation paid to each individual during the last three fiscal years.


                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                     ANNUAL COMPENSATION             AWARDS
                                                     -------------------          ------------
                                                                                   SECURITIES       ALL OTHER
                                                                                   UNDERLYING      COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)    OPTIONS (#)        ($) (A)
          ---------------------------            ----   ----------   ---------    -----------        -------

Ronald D. LaBeau...............................  2001      $218,400    $222,359        0                  $25,075
     President and Chief Executive Officer       2000       212,250     226,564      35,000                23,700
                                                 1999       198,962     136,651        0                   21,429



Thomas J. Bruck................................  2001       $90,800     $71,902        0                  $12,264
     Executive Vice President and                2000        88,000      73,843      19,600                11,440
     Cashier                                     1999        75,500      74,252        0                   11,325


James E. Morr..................................  2001       $90,800     $71,902        0                  $12,249
     Executive Vice President, Senior Trust      2000        88,000      73,843      19,600                11,440
     Officer and General Counsel                 1999        74,000      72,770        0                   11,100



Eugene D. Greutman.............................  2001       $87,700     $69,448        0                  $11,683
     Senior Vice President Finance               2000        85,000      71,326      19,600                11,050
                                                 1999        72,800      71,637        0                   10,920


Herbert J. Lock................................  2001       $76,900     $52,196        0                  $10,411
     Senior Vice President and Investment        2000        74,000      53,224      17,400                 9,620
     Officer                                     1999        62,400      51,157        0                    9,360


(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by Monroe Bank & Trust to the Monroe Bank & Trust 401(k) Plan: Mr. LaBeau, $15,300; Mr. Bruck, $8,172; Mr. Morr, $8,172; Mr. Greutman, $7,893; and Mr. Lock, $6,921; (2) contributions by Monroe Bank & Trust to the Money Purchase Pension Plan of Monroe Bank & Trust: Mr. LaBeau, $6,800; Mr. Bruck, $3,632; Mr. Morr, $3,632; Mr. Greutman, $3,508; and Mr. Lock, $3,076; and (3) the economic benefit of life insurance coverage provided for the executive officers: for the benefit of Mr. LaBeau, $2,975; for the benefit of Mr. Bruck, $460; for the benefit of Mr. Morr, $445; for the benefit of Mr. Greutman, $282; and for the benefit of Mr. Lock, $414.

         OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2001 and unexercised stock options at December 31, 2001 for the five named executive officers.


                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES



                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS            IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2001(#)        DECEMBER 31, 2001($)
                               SHARES ACQUIRED     VALUE    -------------------------  -------------------------
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----                 -----------     --------   -------------------------  -------------------------
Ronald D. LaBeau                      0              0           23,334 / 11,666                 0 / 0
Thomas J. Bruck                       0              0           13,067 / 6,533                  0 / 0
James E. Morr                         0              0           13,067 / 6,533                  0 / 0
Eugene D. Greutman                    0              0           13,067 / 6,533                  0 / 0
Herbert J. Lock                       0              0           11,600 / 5,800                  0 / 0


         LONG-TERM INCENTIVE COMPENSATION PLAN. MBT and its shareholders have adopted the Long-Term Incentive Compensation Plan. A total of 1,000,000 shares have been reserved for issuance under the Long-Term Incentive Compensation Plan, subject to adjustment if MBT's capitalization changes as a result of a stock split, stock dividend, recapitalization, merger or similar event. The plan provides for the award of stock options, stock or restricted stock to any MBT or Monroe Bank & Trust directors, officers, other key employees and consultants designated by a committee of MBT's Board consisting of outside directors, which administers the plan. The committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan. The only awards made under the plan to date are awards of stock options.

         Stock options awarded under the plan have terms of up to 10 years and may be nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive," stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of MBT or Monroe Bank & Trust. All stock option awards made to date are nonqualified stock options. The exercise price of incentive stock options may not be less than the fair market value of MBT's common stock on the date of grant, which under the terms of the plan means the average of the bid and asked prices or the fair market value determined by MBT's Board if bid and asked prices are not available. The plan does not require that the exercise price of nonqualified stock options be at least equal to the fair market value on the grant date, but the exercise price of awards made to date is the fair market value on the date of grant.

         An option holder whose service terminates generally has one year after termination within which he may exercise options, forfeiting any options not exercised by the end of one year from termination. An option holder whose service is terminated for cause forfeits all unexercised stock options.

         SALARY CONTINUATION AGREEMENT. MBT and Monroe Bank & Trust entered into a Salary Continuation Agreement with Mr. LaBeau in December 2000, which provides that MBT and Monroe Bank & Trust will pay an annual salary continuation benefit of $139,600 to Mr. LaBeau or his designated beneficiaries for 10 years after his retirement on or after reaching the normal retirement age of 65.

         For Mr. LaBeau's early retirement (before reaching age 65) or termination before his normal retirement age as a result of disability, the annual salary continuation benefit increases to $139,600 in the ninth year of the Salary Continuation Agreement (but is not actually payable until he reaches normal retirement age), as follows:



                                           ANNUAL BENEFIT
                                           PAYABLE AFTER
                                           REACHING AGE 65 FOR
                                           EARLY RETIREMENT OR
                SALARY CONTINUATION        DISABILITY OCCURRING
                AGREEMENT PLAN YEAR        ON OR AFTER THE END OF
                ENDING DECEMBER 26,        THE PLAN YEAR
               ----------------------    --------------------

                2001.................           $20,893

                2002.................            40,184

                2003.................            57,997

                2004.................            74,445

                2005.................            89,632

                2006.................           103,655

                2007.................           116,604

                2008.................           128,560

                2009.................           139,600



         BANK OWNED LIFE INSURANCE. MBT has split-dollar life insurance agreements with its directors and executive officers. The economic benefit (the imputed income amount of this insurance) for the year 2001 to MBT's Chief Executive Officer and its other four highest paid executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column "All Other Compensation." The economic benefit (the imputed income amount of this insurance) for the year 2001 to each director other than Mr. LaBeau is as follows: Ms. Cape, $367; Mr. Gruber, $1,513; Mr. Huner, $375; Mr. Kiser, $438; Mr. Lipford, $2,255; Mr. McIntyre, $3,071; Mr. Miller, $449; Mr. Sieb, $3,286; and Mr. Swy, $424. The insurance policies provide death benefits to the executive's beneficiaries of (a) twice the executive's current annual salary at the time of death, less $50,000, if he dies before retirement or, (b) the executive's annual salary at the time his employment terminated if he dies after retirement or if his employment has been terminated due to disability. An additional policy provides Mr. LaBeau's beneficiaries life insurance proceeds of $958,837 if he dies before age 65 while in active service to MBT.

         The directors' death benefits under the policy provided for them, which also covers Mr. LaBeau, are $500,000 for director service of less than 3 years, $600,000, for service up to 5 years, $750,000 for service up to 10 years, and $1,000,000 for director service of 10 years or more.


                              DIRECTOR COMPENSATION

         Directors of MBT other than Mr. LaBeau are compensated for all services as a director in the following manner: eligible directors receive $750 per board meeting attended and are entitled to receive a quarterly retainer fee of $1,500. In addition, the members of the following board committees receive the compensation indicated for each meeting attended: Audit Committee, $500 per meeting attended; Compensation Committee, $250 per meeting attended; Nominating/Governance Committee, $250 per meeting attended; Trust Committee, $500 per meeting attended; and Loan Review Committee, $500 per meeting attended. As an employee, Mr. LaBeau does not receive any compensation for his service as a director.

         Directors receive life insurance benefits as explained above under the caption, "Bank Owned Life Insurance."

         LONG-TERM INCENTIVE COMPENSATION PLAN. Directors are eligible to receive grants of stock options, stock awards and restricted stock under the terms of the Long-Term Incentive Compensation Plan. For 2001 and 2002, each non-employee director was given the opportunity to exchange all or a portion of his or her quarterly cash retainer for the year for an award of an option to purchase MBT stock under the Long-Term Incentive Compensation Plan, valued using the Black-Scholes stock option pricing model. Each non-employee director elected to receive stock options in place of quarterly cash retainer payments during 2001, with the exception of Mr. Swy, who elected to exchange eighty percent of his quarterly cash retainer payments for stock options. Each non-employee director elected to receive stock options in place of quarterly cash retainer payments in 2002. In January 2001, each non-employee director, with the exception of Mr. Swy, was awarded an option to purchase 1,572 common shares at a fair market value exercise price of $13.94 per share, which option vested on December 31, 2001 and has a term expiring January 2, 2011. Mr. Swy was awarded an option to purchase 1,258 common shares on the same terms. In January 2002, each non-employee director was awarded an option to purchase 1,835 shares at a fair market value exercise price of $13.85 per share, which option vests on December 31, 2002, and has a term expiring January 2, 2012.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW AND PHILOSOPHY. The Board of Directors of MBT Financial Corp. has established a Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to MBT Financial Corp.'s executive compensation policies. There are no interlocking relationships between any members of the Compensation Committee.

         Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also structures and monitors all contracts with executive officers which include the Salary Continuation Agreement with Mr. LaBeau and the split-dollar life insurance agreements. Compensation decisions with respect to executive officers are based upon the factors discussed below, rather than any obligation set forth in such contracts.

         The Compensation Committee has available to it an outside compensation consultant, and has worked with the consultant to gather comparative compensation data from independent sources and to develop a strategy which links pay to performance.

         The objectives of MBT's executive compensation program are to:

         -  Support the achievement of desired goals of MBT.

         - Provide compensation that will attract and retain superior talent and reward performance.

         - Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term MBT performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

         COMPENSATION MATTERS IN 2001. During 2001 the Compensation Committee increased the levels of base salary of the Chief Executive Officer and certain other Executive Officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations.

         The performance of the Corporation for the purpose of determining the annual cash bonuses to be paid to employees, including the Chief Executive Officer and other Executive Officers, was based on net operating income for the year 2001.

         EXECUTIVE OFFICER COMPENSATION PROGRAM. MBT's executive officer compensation program is comprised of base salary, annual cash incentive compensation, longer-term incentive compensation in the form of stock options and various benefits.

         BASE SALARY. Base salary levels for MBT's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, MBT performance and specific issues particular to MBT.

         ANNUAL INCENTIVE COMPENSATION. The Monroe Bank & Trust Annual Incentive Plan is MBT's annual incentive program for all employees, including Executive Officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve MBT's annual goals. For 2001, the Compensation Committee recommended and the Board of Directors selected net operating income as the measurement of the Corporation's performance, with threshold and target goals set for determining cash bonus opportunities for all employees, including Executive Officers. The amount distributed to each participant in the Annual Incentive Plan is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of the Corporation, with the Chief Executive Officer having the largest weighting. For net operating income in excess of the target goal set, each participant receives a ratable increase in his or her cash bonus. MBT exceeded its target goal for net operating income in 2001. The achievement of this corporate goal represented the entire cash bonus for each Executive Officer for 2001.

         LONG-TERM INCENTIVES. Stock options awarded under the Long-Term Incentive Compensation Plan constitute MBT's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in MBT's common shares.

         The Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives. Awards are made at levels considered to be competitive within the banking industry. No stock options were awarded in 2001 to Executive Officers.

         BENEFITS. MBT provides medical benefits to its executive officers that are generally available to all fulltime MBT employees.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary of Mr. LaBeau, MBT Financial Corp.'s President, was increased to $218,400, effective January, 2001, based upon the recommendation of an outside compensation consultant arising from its survey of other banking companies, as described above.

         In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, MBT intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

         MEMBERSHIP OF THE COMPENSATION COMMITTEE. MBT Financial Corp. directors serving on the Compensation Committee are named below:

         Richard A. Sieb, Chairman
         Gerald L. Kiser
         Ronald D. LaBeau
         William D. McIntyre, Jr.
         Michael J. Miller
         Philip P. Swy

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with Monroe Bank & Trust. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. Although Mr. LaBeau served on the Compensation Committee, he did not participate in any discussions or decisions regarding his compensation.

                         MBT FINANCIAL CORP. PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for MBT, the NASDAQ Composite Index and the NASDAQ Bank Index.


                                  [LINE GRAPH]


Assumes the value of the investment in MBT Financial Corp. common shares and each index was $100 on December 31, 1996 and that all dividends were reinvested.




         The graph shown above is based on the following data points:



                                           1996         1997         1998         1999          2000         2001
                                           ----         ----         ----         ----          ----         ----
MBT Financial Corp.                     $ 100.00      $ 131.80     $ 284.75     $ 274.56      $ 173.18     $ 187.56
NASDAQ Composite Index                    100.00        121.64       169.84       315.20        191.36       151.07
NASDAQ Bank Index                         100.00        163.59       144.33       132.81        152.30       165.05


                              CERTAIN TRANSACTIONS

         Directors and executive officers of MBT and their associates were customers of, or had transactions with, Monroe Bank & Trust in the ordinary course of business during 2001. We expect additional transactions to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. In addition, Mr. Lipford is a partner in the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which provides legal services to MBT and Monroe Bank & Trust.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.'s executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities. Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2001 were satisfied on a timely basis with the exception of Mr. Miller who filed three late reports covering three transactions in 2001 and one late report for one transaction in 2000.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2003 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, prior to December 4, 2002. Any shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders must inform the Corporation not less than thirty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2003 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2003 Annual Meeting. Shareholder proposals should be directed to Thomas J. Bruck, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

         The Corporation's Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Secretary of the Corporation no fewer than 30 days in advance of next year's Annual Meeting unless the Corporation gives you less than 40 days notice or prior public disclosure of the Annual Meeting and then notice of nominations must be given no later than the tenth day after we mailed notice of the Annual Meeting to you or made public disclosure of the meeting, but in no event may a nomination be received by the Secretary of the Corporation less than seven days prior to the Annual Meeting. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Bylaws. You may obtain the Bylaws by written request to the Corporation's Secretary at our principal executive offices.

                              SELECTION OF AUDITORS

Arthur Andersen LLP has served MBT and prior to its formation as a bank holding company, Monroe Bank & Trust as independent auditor since 1968. The Board of Directors has not yet selected an independent auditing firm for the current year. The Board of Directors will make selection of auditors for the current year on the recommendation of the Audit Committee to the Board of Directors later in 2002. Given circumstances and matters relating to Arthur Andersen LLP, the engagement of an independent auditing firm for 2002 is subject to ongoing review by the Board of Directors. We expect representatives of Arthur Andersen LLP to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

                                 OTHER BUSINESS

         Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

           PROXY FOR MBT FINANCIAL CORP. SHAREHOLDERS' ANNUAL MEETING


------------------------------------------------------------------------------------------------------------
KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of __________ common shares
------------------------------------------------------------------------------------------------------------
                                                of MBT Financial  Corp. do hereby  constitute  and appoint with the full power of substitution,  Ronald D. LaBeau, H.
                                                Douglas  Chaffin,  Thomas  J.  Bruck  and James E. Morr my
                                                true and lawful  attorneys  and proxies,  and each of them my true and  lawful  attorney  and  proxy,  to attend  the annual meeting of  shareholders  of MBT Financial Corp. to be held at 28 South Macomb  Street,  Monroe  Michigan,  on
                                                May 2, 2002 at 10:00 o'clock  A.M., or at any  adjournment thereof,  and at such meeting or any adjournment  thereof, to  vote  the  shares  of  stock  of MBT  Financial  Corp.
                                                standing in my name with respect to the following matters.
------------------------------------------------------------------------------------------------------------



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED BELOW.

1.  ELECTION OF DIRECTORS - To elect a Board of Directors for the ensuing year.

    [ ] FOR the election as director of the nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

               Connie S. Cape              Rocque E. Lipford
               Ronald J. Gruber            William D. McIntyre, Jr.
               Thomas M. Huner             Michael J. Miller
               Gerald L. Kiser             Richard A. Sieb
               Ronald D. LaBeau            Philip P. Swy

2. To take any action which may be necessary or proper in connection with the foregoing matters, or any other matter legally coming before the meeting, or any adjournments thereof.


I hereby give to said attorneys and proxies, and to each of them, or to any substitute or substitutes, full power and authority to do any and all acts and things which I might or could do if personally present, and hereby ratify and confirm all that said attorneys and proxies, and each of them, or their substitute or substitutes, might lawfully do or cause to be done by virtue thereof.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

WITNESS, my hand and seal this _____________day of ______________, 2002.


-----------------------------------------
                                  (L.S.)


-----------------------------------------
                                  (L.S.)

1. Date this Proxy.

2. Sign your name. Each shareholder must sign. If you hold your shares as a Trustee, Guardian, Custodian or otherwise, indicate such fiduciary capacity after your signature.

3. Mail this Proxy in the enclosed envelope to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

4. THIS PROXY IS REVOCABLE AND IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.